Exhibit 10.11

EXECUTION COPY

[EXPLANATORY NOTE: CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE SYMBOL “[**]” HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.]

TECHNOLOGY DISCLOSURE AND LICENSE AGREEMENT BETWEEN

S. C. JOHNSON & SON, INC.,

S.C. JOHNSON COMMERCIAL MARKETS, INC.

AND

JOHNSON POLYMER, INC.

i

SCHEDULES

Schedule 1(d)	CMI BRANDS

Schedule 1(j)(ii)	Outlets and Points of Sale Included In CROSS-OVER CHANNELS OF TRADE for products other than UNILEVER PRODUCTS or DIVERSEY PRODUCTS

Schedule 1(j)(iii)	Outlets and Points of Sale Included In CROSS-OVER CHANNELS OF TRADE for UNILEVER PRODUCTS

Schedule 1(j)(iv)	Outlets and Points of Sale Included in CROSS-OVER CHANNELS OF TRADE for DIVERSEY PRODUCTS

Schedule 1(v)	Product Categories

Schedule 1(gg)	JD HOUSE MARK

Schedule 3(i) Part I	Unilever Products

Schedule 3(i) Part II	Restricted Unilever Products

ii

TECHNOLOGY DISCLOSURE AND LICENSE AGREEMENT
BETWEEN
S. C. JOHNSON & SON, INC.,
S. C. JOHNSON COMMERCIAL MARKETS, INC.
AND
JOHNSON POLYMER, INC.

THIS AGREEMENT (the “Agreement”), effective as of the 3rd day of May, 2002, is by and between S. C. JOHNSON & SON, INC. of Racine, Wisconsin, United States of America, a Wisconsin corporation (hereinafter called “SCJ”), S. C. JOHNSON COMMERCIAL MARKETS, INC. of Sturtevant, Wisconsin, United States of America, a Delaware corporation (hereinafter called “CMI”), and JOHNSON POLYMER, INC. of Sturtevant, Wisconsin, United States of America, a Wisconsin corporation (hereinafter called “POLYMER”).

WHEREAS, SCJ, CMI and POLYMER are parties to that certain Technology Disclosure and License Agreement dated July 3, 1999, which was terminated effective November 9, 2001 and superseded in its entirety by that certain Technology Disclosure and License Agreement dated November 9, 2001 (collectively, the “Prior Agreements”), which is hereby terminated effective as of the date hereof and is hereby superseded in its entirety by this Agreement;

WHEREAS, SCJ, CMI and POLYMER each agree to grant the other parties hereto, pursuant to the terms and conditions of this Agreement, an ongoing right to continue to use the technology that such other parties are currently using in connection with products sold by such other parties under their own brand names and in such other parties’ own channels of trade; and

WHEREAS, SCJ, CMI and POLYMER desire to disclose and make available to each other those new technologies that each such party develops, acquires, or licenses from a third party and, to that end, desire to set forth a set of principles pursuant to which such practice shall continue;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.   DEFINITIONS.    As used in this Agreement, the terms:

(a)  CHANGE OF CONTROL shall mean, with respect to HOLDCO, NEWCO, CMI or POLYMER, as applicable, the occurrence of any event or the existence of any circumstance as a result of which (or immediately after which) the EXEMPT PERSONS no longer have beneficial ownership, either directly or indirectly through SCJ, CMI, NEWCO or HOLDCO, of at least a majority of the then outstanding voting securities of HOLDCO, NEWCO, CMI or POLYMER, as applicable, entitled to vote generally in the election of directors. Such voting securities do not include HOLDCO Class B Stock or HOLDCO Class C Stock.

(b)  CHEMICAL SALES CHANNELS OF TRADE shall mean sales of polymers, additives for polymer systems, intermediates, or polymer formulations to commercial formulators, industrial converters or job shops.

(c)  CMI BRANDED PRODUCTS shall mean products sold by CMI which are labeled with a CMI BRAND, either alone or in combination with a CMI HOUSE MARK.

(d)  CMI BRANDS shall mean those trademarks and service marks owned, controlled or used by CMI (other than COMMERCIAL MARKS (as defined in the SCJ-CMI LICENSE AGREEMENT)), including but not limited to any such trademarks and service marks used by CMI under any license, agency or distribution agreement or arrangement, as well as the Design Marks attached hereto on Schedule 1(d) (“CMI Design Mark”) and including the product brands of the DIVERSEY PRODUCTS. Upon the written approval of SCJ, CMI may create one or more design marks relating to the JD HOUSE MARK, and such approved design marks shall thereafter be included on Schedule 1(d) attached hereto. As between CMI and SCJ, such approved CMI DESIGN MARKS shall be owned by CMI.

(e)  CMI HOUSE MARKS shall mean JOHNSON WAX PROFESSIONAL, DRACKETT PROFESSIONAL, and the JD HOUSE MARK, as licensed by SCJ to CMI pursuant to the SCJ-CMI License Agreement.

(f)  CMI TRADE NAMES shall mean JOHNSON WAX PROFESSIONAL, JOHNSON TOTAL SOLUTIONS, DRACKETT PROFESSIONAL, JOHNSON PROFESSIONAL and the JD TRADE NAME, and, in the United States only, JOHNSON COMMERCIAL MARKETS and S. C. JOHNSON COMMERCIAL MARKETS, as licensed by SCJ to CMI pursuant to the SCJ-CMI LICENSE AGREEMENT.

(g)  COMBINATION BRANDS shall mean those trademarks owned by SCJ and listed on Schedules 1(d)-1 and 1(d)-2 to the SCJ-CMI LICENSE AGREEMENT.

(h)  CMI-SCJ LICENSE AGREEMENT shall mean that certain Agreement between CMI and SCJ pursuant to which CMI has granted SCJ, inter alia, a license to use certain CMI BRANDS in connection with SCJ’s manufacture, marketing and sale of certain products under those specific CMI BRANDS in the SCJ CHANNELS OF TRADE.

(i)  CONSUMER PRODUCTS shall mean products for residential use now or in the future which consumers can buy from, for example, food, drug, mass merchandise, hardware, retail, discount and wholesale points of sale.

(j)  CROSS-OVER CHANNELS OF TRADE shall mean only those points of sale which actively market, promote and sell both CONSUMER PRODUCTS to consumers and INDUSTRIAL PRODUCTS to industrial, commercial and institutional end users, except that notwithstanding the foregoing, SCJ, CMI and POLYMER specifically agree that:

(i)  food, drug and mass merchandise points of sale are excluded from the scope of this defined term; provided, however, that the parties understand and agree that purchases by food, drug and mass merchandise points of sale for their own internal consumption, and not for resale, shall constitute purchases by commercial end users in INDUSTRIAL CHANNELS OF TRADE;

(ii)  only those points of sale listed on Schedule 1(j)(ii) qualify, and are agreed to be within the scope of this defined term, with respect to products other than UNILEVER PRODUCTS or DIVERSEY PRODUCTS;

(iii)  within thirty (30) days following the CLOSING, CMI shall provide SCJ with a list of all accounts (by country) outside of the INDUSTRIAL CHANNELS OF TRADE to which UNILEVER PRODUCTS are being sold as of the CLOSING and those points of sale (which shall each be listed on Schedule 1(j)(iii) but which thereafter shall be removed from this document and, with respect to SCJ, copies of such Schedule 1(j)(iii) shall be retained in accordance with that certain confidentiality agreement dated March 28, 2002 between SCJ and CMI (the “Confidentiality Agreement”)) shall qualify, and are agreed to be within the scope of this defined term, with respect to UNILEVER PRODUCTS (“UNILEVER CROSS-OVER CHANNELS OF TRADE”) and, notwithstanding anything in this Agreement to the contrary but subject to certain of such points of sale being recategorized as APPROVED CASH AND CARRY ACCOUNTS in accordance with the procedures set forth in Section 1(nn), for a period of five years from CLOSING, such Schedule 1(j)(iii) shall not be amended to delete any point of sale;

(iv)  only those points of sale listed on Schedule 1(h)(iv) qualify, and are agreed to be within the scope of this defined term, with respect to DIVERSEY PRODUCTS (“DIVERSEY CROSS-OVER CHANNELS OF TRADE”);

(v)  notwithstanding Sections 1(j)(ii), 1(j)(iii) and (1)(j)(iv), and subject to the time limitations in Sections 3(h) and 3(i) hereof, (A) those points of sale listed on Schedule 1(j)(ii) shall not qualify to be within the scope of this defined term with respect to the marketing, promotion or sale of any product (other than SCJ LICENSED PRODUCTS, as defined in the SCJ-CMI LICENSE AGREEMENT) bearing a CMI HOUSE MARK, CMI TRADE NAME, COMBINATION BRAND, or CMI BRAND, including without limitation the CMI Design Mark, (B) those points of sale listed on Schedule 1(j)(iii) shall not qualify to be within the scope of this defined term with respect to the marketing, promotion or sale of any UNILEVER PRODUCT, and (C) those points of sale listed on Schedule 1(j)(iv) shall not qualify to be within the scope of this defined term with respect to the marketing, promotion or sale of any DIVERSEY PRODUCT, in each case which both (x) has a comparable product benefit to any SCJ CONSUMER PRODUCT marketed by SCJ to any points of sale listed on Sections 1(j)(ii), 1(j)(iii) or (1)(j)(iv), respectively, now or in the future, as determined on a country by country basis and (y) is substitutable (due to a lack of meaningful difference with respect to any product benefits or size) for any SCJ CONSUMER PRODUCT marketed by SCJ to any points of sale listed on Sections 1(j)(ii), 1(j)(iii) or (1)(j)(iv), respectively, now or in the future, as determined on a country by country basis (“CMI RESTRICTED PRODUCTS,”

“UNILEVER RESTRICTED PRODUCTS” and “DIVERSEY RESTRICTED PRODUCTS,” respectively, and collectively, “RESTRICTED PRODUCTS”). Notwithstanding the foregoing or anything in this Agreement to the contrary (but subject to Section 3(i)), with respect to UNILEVER PRODUCTS, (A) all general purpose cleaners distributed by CMI for UNILEVER shall be deemed to meet the criteria of subsections (x) and (y) hereof and shall constitute RESTRICTED PRODUCTS under this Agreement, (B) the UNILEVER PRODUCTS bearing the marks and for sale in the product categories listed on Schedule 3(i) Part I shall not constitute RESTRICTED PRODUCTS as of the CLOSING, (C) the UNILEVER PRODUCTS bearing the marks and for sale in the product categories listed on Schedule 3(i) Part II shall constitute RESTRICTED PRODUCTS as of the CLOSING, and (D) within thirty (30) days following the CLOSING, CMI shall provide SCJ with a list of those UNILEVER PRODUCTS (by SKU by country) that are sold to [**] as of the CLOSING, provided that such list shall not be required to include any UNILEVER PRODUCTS which are listed on Schedule 3(i) Part I (which list shall be handled by SCJ in the same manner as Schedule 1(j)(iii)) and annually thereafter CMI shall provide to an outside accounting firm designated by SCJ that has executed a reasonable confidentiality agreement consistent with the provisions of the Confidentiality Agreement and that is reasonably acceptable to CMI, a report identifying those UNILEVER RESTRICTED PRODUCTS (by SKU by country) sold to [**] during the prior year for the purpose of enabling such accounting firm to determine whether such prior year’s sales include sales of UNILEVER RESTRICTED PRODUCTS (by SKU by country) prohibited by Section 3(i). For the avoidance of doubt, such accounting firm is authorized to provide a summary of its findings to SCJ and CMI provided that the recipients of such report are authorized to receive information of this type pursuant to the Confidentiality Agreement. Notwithstanding the foregoing or anything in this Agreement to the contrary, with respect to DIVERSEY PRODUCTS, (A) within thirty (30 days following the CLOSING, CMI shall provide SCJ with a list of DIVERSEY PRODUCTS and a list of those accounts to which DIVERSEY PRODUCTS are sold as of the CLOSING, and (B) SCJ shall have until six (6) months following the closing to review such list in accordance with the GUIDELINES and notify CMI as to which of such DIVERSEY PRODUCTS constitute RESTRICTED PRODUCTS and which of such accounts qualify as DIVERSEY CROSS-OVER CHANNELS OF TRADE (such accounts shall be included on Schedule 1(j)(iv))

CMI may request an exception from SCJ to market a RESTRICTED PRODUCT in a particular account within the CROSS-OVER CHANNELS OF TRADE pursuant to Section 3(h) hereof. CMI and SCJ expressly acknowledge and agree that CMI shall stop all sales of RESTRICTED PRODUCTS, now or in the future, in accordance with the terms of Section 3(h) and Section 3(i), as applicable.

(k)  HOLDCO shall mean Commercial Markets Holdco, Inc., a Wisconsin corporation.

(l)  IMPROVEMENTS shall mean a new technology that is dependent on or substantially derived from a technology previously licensed under Section 2.

(m)  INDUSTRIAL CHANNELS OF TRADE shall mean trade channels through which commercial formulated and sized specialty chemical products normally travel and in which such products and related services are offered for sale to commercial, industrial and institutional end users only (“INDUSTRIAL PRODUCTS”) but specifically excluding all channels through which consumers purchase CONSUMER PRODUCTS now or in the future. Among the points of sale excluded from the scope of this term are food, drug, mass merchandise, hardware, retail, discount and wholesale points of sale.

(n)  INITIAL PUBLIC OFFERING shall mean an initial public offering of POLYMER’s Common Stock, or CMI’s Common Stock or the Common Stock of CMI’s direct or indirect parent corporation, as applicable, pursuant to a registration statement filed with the Securities and Exchange Commission and declared effective under the Securities Act of 1933, as amended, that results in the stock being listed for trading on the NASDAQ National Market or other recognized securities exchange.

(o)  LICENSE AGREEMENT shall mean the SCJ-CMI License Agreement, the CMI-SCJ License Agreement, or the SCJ-POLYMER License Agreement, as applicable, each of which govern the applicable licensee’s rights to use certain licensor brand names and/or technology in connection with its manufacture and sale of products in specified product categories.

(p)  COMMERCIALIZED/NON LICENSED PRODUCTS shall mean a product that is currently commercialized by one of the parties to this Agreement but is not currently licensed to the other parties to this Agreement as of the date hereof.

(q)  OBSOLETE PRODUCT shall mean a product that had in the past been manufactured by or for one of the parties to this Agreement but at the time of the request by another party to this Agreement is not currently approved for production and/or sale by the original party.

(r)  PHASE OUT PERIOD shall mean the period of time from the date hereof until January 1, 2003 or the date of an INITIAL PUBLIC OFFERING of HOLDCO, NEWCO or CMI, whichever occurs first.

(s)  POLYMER BRANDED PRODUCTS shall mean products sold by POLYMER which are labeled with a POLYMER BRAND, either alone or in combination with a POLYMER HOUSE MARK.

(t)  POLYMER BRANDS shall mean those trademarks and service marks owned, controlled or used by POLYMER (other than CHEMICAL MARKS as defined in the SCJ-POLYMER LICENSE AGREEMENT), including but not limited to any such trademarks and service marks used by POLYMER under any license, agency or distribution agreement or arrangement.

(u)  POLYMER HOUSE MARKS shall mean JOHNSON POLYMER and the JD HOUSE MARK, as licensed by SCJ to POLYMER pursuant to the SCJ-POLYMER License Agreement.

(v)  PRODUCT CATEGORIES shall mean those generic product categories listed on Schedule 1(v).

(w)  SCJ BRANDED PRODUCTS shall mean products sold by SCJ which are labeled with an SCJ BRAND.

(x)  SCJ BRANDS shall mean those trademarks and service marks owned or controlled by SCJ, but shall not include the CMI HOUSE MARKS or the POLYMER HOUSE MARKS.

(y)  SCJ CHANNELS OF TRADE shall mean all channels of trade other than INDUSTRIAL CHANNELS OF TRADE and CHEMICAL SALES CHANNELS OF TRADE.

(z)  SCJ-CMI LICENSE AGREEMENT shall mean that certain Agreement, dated the same date hereof, between SCJ and CMI pursuant to which SCJ has granted CMI, inter alia, a license to use certain technology in connection with CMI’s manufacture, marketing and sale of certain products in commercial sizes under specific SCJ BRANDS in INDUSTRIAL CHANNELS OF TRADE and, during the PHASE OUT PERIOD, CROSS-OVER CHANNELS OF TRADE.

(aa)  SCJ-POLYMER LICENSE AGREEMENT shall mean that certain Agreement between SCJ and POLYMER pursuant to which SCJ has granted POLYMER a license to use the POLYMER HOUSE MARKS and certain SCJ BRANDS in the CHEMICAL SALES CHANNELS OF TRADE.

(bb)  UNILEVER shall mean Unilever Plc, a company established in the United Kingdom.

(cc)  VOLUNTARY DISCLOSURE INFORMATION shall mean information that one party voluntarily discloses to at least one other party to this Agreement.

(dd)  NEWCO shall mean Johnson Professional Holdings, Inc., a Delaware corporation, the direct parent corporation of CMI, which is also a wholly owned subsidiary of HOLDCO.

(ee)  DIVERSEY PRODUCTS shall mean those certain products to be acquired by CMI or its AFFILIATES from UNILEVER or its AFFILIATES pursuant to that certain Purchase Agreement dated as of November 20, 2001, as amended by the First Amendment dated February 11, 2002, the Second Amendment dated April 5, 2002, and the Third Amendment dated May 3, 2002, whereby CMI will acquire substantially all of the Diversey Lever business (the “ASSET PURCHASE AGREEMENT”) and, for clarification, shall not include UNILEVER PRODUCTS. CMI shall provide a list of the DIVERSEY PRODUCTS to SCJ within thirty (30) days following the CLOSING.

(ff)  CLOSING shall mean the closing of the transactions contemplated by the ASSET PURCHASE AGREEMENT.

(gg)  JD HOUSE MARK shall mean those marks contained on Schedule 1(gg) attached hereto and any mark created by CMI and approved in writing by SCJ using the mark “Johnson”, which is owned by SCJ, with the mark “Diversey”, which is owned by CMI, in any combination or variation thereof that uses the complete name “Johnson”.

(hh)  JD TRADE NAME shall mean the trade name JOHNSON DIVERSEY and any trade name created by CMI and approved in writing by SCJ using the name “Johnson”, which is owned by SCJ, with the name “Diversey”, which is owned by CMI, in any combination or variation thereof, that uses the complete name “Johnson”.

(ii)  POLYMER TRADE NAME shall mean JOHNSON POLYMER and the JD TRADE NAME.

(jj)  UNILEVER PRODUCTS shall mean those products to be distributed by CMI and its AFFILIATES (other than POLYMER or its subsidiaries) pursuant to an agency agreement (the “UNILEVER AGENCY AGREEMENT”) which shall not bear any SCJ BRANDS, CMI HOUSE MARK, CMI TRADE NAMES or CMI DESIGN MARK, except that, notwithstanding any other restrictions in this Agreement to the contrary, such products may bear a CMI TRADE NAME in an inconspicuous manner on their back label if and to the extent required by applicable law or regulations, provided CMI gives SCJ prior written notice of any such requirement, and, provided, further that to the extent any such products bear a CMI TRADE NAME only as provided in this Section 1(j), such product shall be deemed to not be bearing a CMI HOUSE MARK or CMI TRADE NAME for purposes of this Agreement.

(kk)  AFFILIATE shall mean, with respect to POLYMER, SCJ, CMI, NEWCO and HOLDCO, any entity controlling or controlled by any such named person, where control means the power to direct the management and policies of a party, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and with respect to any other third person it shall mean any entity controlling, controlled by, or under common control with such person. For the purposes of this Agreement, SCJ and its subsidiaries shall not be considered an AFFILIATE of POLYMER, CMI, NEWCO or HOLDCO or any of their subsidiaries.

(ll)  EXEMPT PERSON shall mean (1) a lawful lineal descendant of Herbert F. Johnson, Jr. or Henrietta Johnson Louis; (2) an estate, trust (including a revocable trust, declaration of trust or a voting trust), guardianship or custodianship for the primary benefit of one or more individuals described in (1) above; (3) a trust for the benefit of the spouse of an individual described in (1) above where such spouse has only a lifetime interest in the trust and has no power to dispose of the remainder of the trust other than a power to allocate or reallocate such remainder to or for the benefit of individuals described in (1) above; and (4) a corporation, partnership or limited liability company if a majority of the voting power and a majority of the value of the equity ownership of such corporation, partnership or limited liability company is owned by or for the benefit of one or more individuals or entities described in (1), (2) or (3) above. The determination of whether a trust is for the primary benefit of an individual, the individual’s spouse or descendants and whether a corporation, partnership or limited liability company is controlled by, or a majority of the equity is owned by, one or more individuals or entities shall be made by the Secretary of SCJ in his/her reasonable discretion.

(mm)  GUIDELINES shall mean those Guidelines set forth on Schedule 8(a) of the SCJ-CMI LICENSE AGREEMENT.

(nn)  APPROVED CASH AND CARRY ACCOUNTS shall mean those CROSS-OVER CHANNELS OF TRADE that (i) formally and effectively restrict access to retailers and commercial, industrial and institutional end users only, (ii) clearly separate the store into two, and only two, totally segregated operating units, one dedicated to the sale of goods to retailers and the other dedicated to the sale of professional directed goods to commercial, industrial and institutional end users, and (iii) sell multi-packs of products (in packs of four or more) in the dedicated retailer store section only (collectively, “the CASH AND CARRY CRITERIA”) and that are approved by SCJ in accordance with the GUIDELINES. The APPROVED CASH AND CARRY ACCOUNTS shall be identified on Schedules 1(j)(ii), 1(j)(iii) and 1(j)(iv), respectively. CMI shall provide SCJ with a list of the UNILEVER CROSS-OVER CHANNELS OF TRADE in accordance with Section 1(j)(iii) and SCJ shall have up to six (6) months following the CLOSING to review such list in accordance with the GUIDELINES and notify CMI as to which of such UNILEVER CROSS-OVER CHANNELS OF TRADE qualify as APPROVED CASH AND CARRY ACCOUNTS, which RESTRICTED PRODUCTS by country may continue to be sold in such account and such account shall be recategorized under the APPROVED CASH AND CARRY ACCOUNTS subsection of Schedule 1(j)(iii). Subject to Section 3(i), authorized sales to APPROVED CASH AND CARRY ACCOUNTS pursuant to this Agreement shall only encompass sales of product intended for resale in the dedicated professional products section of the store to commercial, industrial and institutional end users.

2.   TECHNOLOGY DISCLOSURE.

(a)  Any party to this Agreement may request a meeting with any other party or parties for the purpose of disclosing or receiving the disclosure of VOLUNTARY DISCLOSURE INFORMATION relating to an identified area of technology. No party shall be required to either disclose or receive the disclosure of VOLUNTARY DISCLOSURE INFORMATION. The meeting request shall state that it has been approved by a Senior R&D Official of the requesting party and shall be addressed to the Senior R&D official of the other party or parties, with a copy to the General Counsel of the other party or parties. The request shall identify the area of technology to be discussed and an Administrator for each area of technology to be discussed. The receiving R&D Official shall approve or deny the meeting request and, if approved, shall identify the Administrator for that party. No meeting may be held without the approval of the respective Senior R&D officials, which must be provided either in writing or in electronic form. The party disclosing VOLUNTARY DISCLOSURE INFORMATION shall send the Administrator a written summary of the substance of the VOLUNTARY

DISCLOSURE INFORMATION. The parties may have follow-on informal discussions with respect to an approved area of technology, however, the owner of the VOLUNTARY DISCLOSURE INFORMATION shall summarize all follow-on discussions in writing and send a copy of the Administrator for the other party.

(b)  All disclosures and use of VOLUNTARY DISCLOSURE INFORMATION, whether or not reduced to writing, shall be subject to the COVENANT OF SECRECY of Section 14 of the Agreement as applied to Confidential Information, including the exceptions thereto. The receiving party or parties shall not use any VOLUNTARY DISCLOSURE INFORMATION for any purpose, other than internal preliminary evaluation, without the written consent of the disclosing party unless such use is clearly allowed by the exceptions to confidentiality set forth in Section 14 of the Agreement.

(c)  Within 60 days from the date of the meeting where VOLUNTARY DISCLOSURE INFORMATION was initially disclosed, any receiving party who wants to use any VOLUNTARY DISCLOSURE INFORMATION must provide a written indication of interest to the disclosing party. The parties can extend this period for an additional term to be agreed by the parties. This notice shall indicate the type of use contemplated by the receiving party. In the event the disclosing party decides to permit the receiving party to have an evaluation period, the receiving party shall have a period of up to ninety (90) days to evaluate such VOLUNTARY DISCLOSURE INFORMATION.

(i)  If there is no interest in using the VOLUNTARY DISCLOSURE INFORMATION, the receiving party shall return all copies of the VOLUNTARY DISCLOSURE INFORMATION to the disclosing party no later than the later of 90 days from the initial disclosure or 30 days from the date the receiving party indicates there is no interest, whichever occurs first, except that the receiving party’s Law Department may retain one copy for archival purposes only.

(ii)  If the receiving party indicates an interest in obtaining rights to use such VOLUNTARY DISCLOSURE INFORMATION following the receiving party’s evaluation thereof, the disclosing party and the receiving party may, but shall have no obligation to, negotiate a license or other arrangement concerning such VOLUNTARY DISCLOSURE INFORMATION. If the disclosing party is not interested in negotiating an arrangement with the receiving party or if the parties are unable to reach agreement regarding such VOLUNTARY DISCLOSURE INFORMATION, the VOLUNTARY DISCLOSURE INFORMATION shall be returned to the disclosing party promptly and, in any event, within thirty (30) days of notice thereof by the disclosing party.

(iii)  In any event, VOLUNTARY DISCLOSURE INFORMATION shall remain the property of the disclosing party. Improvements to VOLUNTARY DISCLOSURE INFORMATION shall be governed by the agreement, if any, entered into between the disclosing party and the receiving party.

(iv)  If the receiving party does not notify the disclosing party within the period set forth above in Section 2(c), the VOLUNTARY DISCLOSURE INFORMATION will automatically be deemed to be of no interest to the receiving party and shall be promptly returned pursuant to Section 2(c)(i) above.

(d)  A party receiving VOLUNTARY DISCLOSURE INFORMATION may disclose it to its AFFILIATES so long as such AFFILIATES are bound to maintain the information in confidence on terms similar to this Agreement. All licenses or other rights granted as contemplated in this Agreement shall include the right to sublicense AFFILIATES unless agreed otherwise.

(e)  VOLUNTARY DISCLOSURE INFORMATION shall include information disclosed at technical fairs and presentations by either party to which representatives of the other party are invited even though such information is not practical to reduce to writing and is not provided to the receiving party in writing. However, such disclosures shall not substitute for the procedures set forth in Section 2(a) herein and shall not be considered a “meeting” for purposes of Section 2(c).

(f)  Any party shall have the right to request a license or other right to use OBSOLETE PRODUCTS of the other party. Notwithstanding the foregoing, it is understood and agreed that nothing herein shall preclude the disclosing party from declining to grant the receiving party’s request for such a license or other right.

(g)  Any party shall have the right to request a license to use COMMERCIALIZED/NON LICENSED PRODUCTS of another party. Notwithstanding the foregoing, it is understood and agreed that nothing herein shall preclude the disclosing party from declining to grant the receiving party’s request for such a license or other right.

(h)  Any rights granted to CMI as the receiving party may be limited to the INDUSTRIAL CHANNELS OF TRADE and CMI shall have no right to use any SCJ BRANDS in connection with such new products or technology, except as otherwise provided in the SCJ-CMI License Agreement (including any amendments thereto). Any rights granted to POLYMER as the receiving party may be limited to the CHEMICAL SALES CHANNELS OF TRADE and POLYMER shall have no right to use any SCJ BRANDS in connection with such new products or technology, except as otherwise provided in the SCJ-POLYMER License Agreement (including any amendments thereto). Any rights granted to SCJ as the receiving party may be limited to the SCJ CHANNELS OF TRADE and SCJ shall have no right to use any CMI BRANDS in connection with such new products or technology, except as otherwise provided in the CMI-SCJ LICENSE AGREEMENT (including any amendments thereto). In addition, no receiving party shall have the right to grant sublicenses or to assign any of its rights or obligations under any license, distribution, sales agency or other agreement entered into with a disclosing party, except that the receiving party shall have the right to grant sublicenses only as provided by Section 4.

(i)  Any arrangement entered into between a disclosing party and a receiving party may require that (i) the receiving party assign all improvements, enhancements or modifications that it may develop in such new technology to the disclosing party and (ii) that such improvements, enhancements and modifications be licensed back to the receiving party on terms to be agreed by the parties to that arrangement.

(j)  The parties further understand and agree that no receiving party shall have a right to make any commercial use of any VOLUNTARY DISCLOSURE INFORMATION unless and until the disclosing party and the receiving party have entered into a formal written agreement detailing the receiving party’s rights with respect thereto. In addition, it is understood and agreed that the disclosing party shall have the right to require certain limitations on the receiving party’s use of such VOLUNTARY DISCLOSURE INFORMATION, including, for example, limitations on when and/or where the receiving party may begin to use the VOLUNTARY DISCLOSURE INFORMATION or sell the products incorporating the VOLUNTARY DISCLOSURE INFORMATION.

(k)  No party shall have the obligation to disclose any of its confidential information to any other party. Any disclosure of confidential information in accordance with this Section 2 shall be governed by the parties’ mutual confidentiality obligations set forth in Section 14 hereof.

(l)  Each of SCJ, CMI and POLYMER recognize that it is the preferred practice to take the needs of the other parties into consideration in connection with any technology-related activities undertaken during the term of this Agreement, such as the filing and maintenance of patent applications or the licensing or acquisition of new technology. Nonetheless, absent a specific written agreement in advance between any of SCJ, CMI and POLYMER to jointly protect or acquire a technology, there shall be no obligation on any party to prepare or maintain a patent or patent application based on any other party’s technology needs or to include any other party’s field of use in a technology license or acquisition agreement.

(i)  SCJ and CMI hereby agree that in the event either SCJ or CMI becomes interested in obtaining rights to a particular insect active compound or formulation owned by a third party, SCJ or CMI, as applicable, may consult with the other to determine if there is interest in making a joint bid to obtain the rights to such insect active compound or formulation for the parties’ respective channels of trade. SCJ and CMI understand that certain information may be covered by a confidentiality agreement with such third party. In that event, only non-confidential information would be shared between SCJ and CMI or the consent of such third party shall be obtained prior to sharing any confidential information. Any ongoing cooperation between SCJ and CMI with regard to such third party insect active compound or formulation shall continue following a CHANGE OF CONTROL of CMI or HOLDCO; provided, however, that following suchCHANGE OF CONTROL SCJ shall have the right to terminate such cooperation on twelve (12) months’ written notice to CMI.

3.   TECHNOLOGY LICENSES.

(a)  CMI and POLYMER hereby grant to SCJ a worldwide, personal, nonassignable, paid up, non-exclusive license, with the right to grant sublicenses only as provided by Section 4, to make, have made, use, import, export, offer for sale, sell and otherwise dispose of all products using CMI technology and POLYMER technology used as of July 3, 1999 by SCJ in SCJ BRANDED PRODUCTS. However SCJ shall not sell or otherwise distribute such SCJ BRANDED PRODUCTS in the CHEMICAL SALES CHANNELS OF TRADE or the INDUSTRIAL CHANNELS OF TRADE for a period which is the shorter of:

(i)  Seven (7) years from July 3, 1999 and thereafter, unless otherwise mutually agreed;

(ii)  For the CHEMICAL SALES CHANNELS OF TRADE, on the date of a CHANGE OF CONTROL of POLYMER; or

(iii)  For the INDUSTRIAL CHANNELS OF TRADE, on the date of a CHANGE OF CONTROL of CMI.

It is understood and agreed by SCJ that the foregoing technology license shall not apply to products sold by SCJ under a CMI BRAND pursuant to the CMI-SCJ License Agreement. It is also understood that the license under this Section 3(a) does not include a license to any of POLYMER’s process technology, except as specifically set forth in Section 3(d).

(b)  SCJ and POLYMER hereby grant to CMI a worldwide, personal, nonassignable, paid up, non-exclusive license, with the right to grant sublicenses only to subsidiaries provided by Section 4, to make, have made, use, import, export, offer for sale, sell and otherwise dispose of all products using SCJ technology and POLYMER technology used as of July 3, 1999 by CMI in CMI BRANDED PRODUCTS (other than UNILEVER PRODUCTS). However, and subject to the further limitations set forth in the SCJ-CMI LICENSE AGREEMENT, CMI shall not sell or otherwise distribute such CMI BRANDED PRODUCTS outside of the INDUSTRIAL CHANNELS OF TRADE or the CROSS-OVER CHANNELS OF TRADE for seven (7) years from July 3, 1999 and thereafter, unless otherwise mutually agreed. It is understood and agreed by CMI that the foregoing technology license does not apply to products sold by CMI under an SCJ BRAND pursuant to the SCJ-CMI License Agreement. It is also understood that the license under this Section 3(b) does not include a license to any of POLYMER’s process technology.

(c)  SCJ and CMI hereby grant to POLYMER a worldwide, personal, nonassignable, paid up, non-exclusive license, with the right to grant sublicenses only to subsidiaries as provided by Section 4, to make, have made, use, import, export, offer for sale, sell and otherwise dispose of all products using SCJ technology and CMI technology used as of July 3, 1999 by POLYMER in POLYMER BRANDED PRODUCTS. However, and subject to the further limitations set forth in the SCJ-POLYMER LICENSE AGREEMENT, POLYMER shall not sell or otherwise distribute such POLYMER BRANDED PRODUCTS outside of the CHEMICAL SALES CHANNELS OF TRADE for seven (7) years from July 3, 1999 and thereafter, unless otherwise mutually agreed. It is understood and agreed by POLYMER that the foregoing technology license does not apply to products sold by POLYMER under an SCJ BRAND pursuant to the SCJ-POLYMER License Agreement.

(d)  POLYMER hereby grants to SCJ a personal, nonassignable, paid up, non-exclusive license, with the right to grant sublicenses only to its subsidiaries in South Africa, Argentina, and Brazil as provided by Section 4, to make, have made, use, import, export, offer for sale, sell and otherwise dispose of all POLYMER process technology used as of July 3, 1999 by SCJ and such subsidiaries: i) in SCJ BRANDED PRODUCTS in Argentina, Brazil and South Africa; provided, however, that SCJ shall only have the right to sell or otherwise distribute such SCJ BRANDED PRODUCTS in the SCJ CHANNELS OF TRADE in any country, and ii) for only as long as the South African SCJ subsidiary remains controlled by SCJ (directly or indirectly), in products for sale in the CHEMICAL SALES CHANNEL OF TRADE in South Africa only, with the right to export products within the CHEMICAL SALES CHANNEL OF TRADE to other countries.

(e)  None of SCJ, POLYMER or CMI shall have an obligation to grant the other parties a license to use any enhancements, IMPROVEMENTS or modifications to the technology it has licensed pursuant to Section 3(a), (b) or (c), as applicable, unless the parties otherwise agree to enter into a license for such enhancements, IMPROVEMENTS or modifications in accordance with the procedures set forth in Section 2 above.

(f)  To the extent CMI or POLYMER sell products that are manufactured either solely within the intellectual property rights that were assigned to CMI in the Transfer and Assumption Agreement dated June 27, 1997, are acquired from a third party, or were demonstrably developed by CMI or POLYMER after June 27, 1997 without reference to any SCJ technology, these products are not subject to the channel of trade restrictions of Sections 3(b) and (c) above. To the extent that the applicable LICENSE AGREEMENT and this Section 3(f) are inconsistent, the terms of such LICENSE AGREEMENT shall control.

(g)  Except as otherwise set forth in this Section 3(g) with respect to UNILEVER CROSS-OVER CHANNELS OF TRADE, within six (6) months following the CLOSING and annually thereafter, SCJ shall review each of the CROSS-OVER CHANNELS OF TRADE and APPROVED CASH AND CARRY ACCOUNTS in accordance with the GUIDELINES and CMI and SCJ shall follow the GUIDELINES in order to determine whether a particular outlet or point of sale should be included within (or be removed from) the CROSS-OVER CHANNELS OF TRADE and/or APPROVED CASH AND CARRY ACCOUNTS (including whether any outlet or point of sale should be reclassified from an APPROVED CASH AND CARRY ACCOUNT to a CROSS-OVER CHANNEL OF TRADE). Notwithstanding the foregoing, provided SCJ has followed the GUIDELINES, SCJ shall have the unilateral right to remove an outlet or point of sale from the CROSS-OVER CHANNELS OF TRADE and/or APPROVED CASH AND CARRY ACCOUNTS. Any additions or deletions to the CROSS-OVER

CHANNELS OF TRADE or APPROVED CASH AND CARRY ACCOUNTS shall be notified to CMI and shall be documented by updating Schedule 1(j)(ii), 1(j)(iii) or 1(j)(iv), as applicable. CMI must exit any such deleted CROSS-OVER CHANNEL OF TRADE and/or APPROVED CASH AND CARRY ACCOUNT (unless such deleted APPROVED CASH AND CARRY ACCOUNT is reclassified as a CROSS-OVER CHANNEL OF TRADE) (x) within six (6) months of such notice from SCJ or by December 31, 2002, whichever is later (with respect to any accounts deleted in connection with SCJ’s first review thereof within six months after CLOSING) or (y) in accordance with the GUIDELINES (with respect to any accounts deleted as a result of a subsequent annual review). Notwithstanding the foregoing or anything in this Agreement to the contrary, no point of sale may be deleted from Schedule 1(j)(iii) before the fifth anniversary of the CLOSING and except as set forth in Section 3(i) concerning sales to CROSS-OVER CHANNELS OF TRADE of UNILEVER PRODUCTS that are RESTRICTED PRODUCTS as of the CLOSING, for five (5) years following the CLOSING CMI shall have the right to continue to market and sell UNILEVER PRODUCTS to all accounts to which such UNILEVER PRODUCTS were being sold by the DiverseyLever business as of the CLOSING. CMI shall have the right to continue to market and sell DIVERSEY PRODUCTS to all accounts to which such DIVERSEY PRODUCTS were being sold by the DiverseyLever business as of the CLOSING provided that CMI must cease the marketing and sale of DIVERSEY PRODUCTS in any accounts other than those in the INDUSTRIAL CHANNELS OF TRADE and those approved by SCJ in accordance with Section 1(j)(iv) as DIVERSEY CROSS-OVER CHANNELS OF TRADE within six (6) months following notice from SCJ or by December 31, 2002, whichever is later. As of the date of this Agreement, all existing [**] accounts are included on Schedule 1(j)(ii) as a CROSS-OVER CHANNEL OF TRADE but within six (6) months following the CLOSING SCJ shall determine, on a country-by-country basis in accordance with the GUIDELINES, which if any of the [**] accounts shall be moved to the list of APPROVED CASH AND CARRY ACCOUNTS on Schedule 1(j)(ii). Prior to invoking the dispute resolution provisions in Section 15, the respective presidents of SCJ and CMI shall attempt to resolve any dispute that arises between SCJ and CMI in connection therewith.

(h)  CMI shall provide SCJ with a list of products it markets or sells in the CROSS-OVER CHANNELS OF TRADE, by country and account, semi-annually or more often if requested by SCJ. Notwithstanding the preceding sentence, CMI shall not be required to provide SCJ with account information regarding the UNILEVER PRODUCTS for five (5) years following the CLOSING, provided that CMI certifies in writing to SCJ that it is in compliance with the terms of this Section 3 with respect to the UNILEVER PRODUCTS as of each semi-annual reporting date. Further, CMI shall not sell CMI RESTRICTED PRODUCTS in the CROSS-OVER CHANNELS OF TRADE other than sales to APPROVED CASH AND CARRY ACCOUNTS (including those accounts listed on Part 2 of Schedule 1(j)(ii)); provided however, that for products first classified as CMI RESTRICTED PRODUCTS after June 30, 2001, CMI shall stop all sales of those products in the CROSS-OVER CHANNELS OF TRADE listed on Schedule 1(j)(ii) (other than the APPROVED CASH AND CARRY ACCOUNTS) within twenty-four (24) months of written notice from SCJ (or such longer notice period if explicitly agreed to in writing by SCJ); provided, further, that CMI may continue to sell

CMI RESTRICTED PRODUCTS which were being sold on the day hereof to APPROVED CASH AND CARRY ACCOUNTS (including those accounts listed on Part 2 of Schedule 1(j)(ii)) and to temporary CROSS-OVER CHANNELS OF TRADE listed on Schedule 1(j)(ii), subject to review by SCJ within six (6) months after CLOSING and, upon notice from SCJ, CMI shall cease selling such product within six (6) months of such notice or December 31, 2002, whichever is later. CMI represents to SCJ that since June 30, 2001 it has not sold in the CROSS-OVER CHANNELS OF TRADE products that constitute CMI RESTRICTED PRODUCTS as of the date of this Agreement, other than sales to APPROVED CASH AND CARRY ACCOUNTS (including those accounts listed on Part 2 of Schedule 1(j)(ii) and to temporary CROSS-OVER CHANNELS OF TRADE listed on Schedule 1(j)(ii). CMI may request an exception to the restrictions applicable to RESTRICTED PRODUCTS at a particular account for RESTRICTED PRODUCTS. Such requests for an exception (including the duration thereof) shall be reviewed on a case by case basis, for a particular RESTRICTED PRODUCT sold to a particular point of sale account listed on Schedule 1(j)(ii), 1(j)(iii) or 1(j)(iv), as applicable, in a country, by the point person designated by each party hereto for interbusiness intellectual property matters and subject to the GUIDELINES. If any such requests are not resolved by the designated point persons, such request may be referred to the respective Presidents of SCJ and CMI who shall attempt to resolve any dispute thereto prior to invoking the dispute resolution provision of Section 15. To the extent that the SCJ-CMI LICENSE AGREEMENT and this Section 3(h) are inconsistent, the terms of the SCJ-CMI LICENSE AGREEMENT shall control.

(i)  CMI shall have the right to sell any DIVERSEY PRODUCTS and any UNILEVER PRODUCTS distributed by CMI that are not RESTRICTED PRODUCTS as of the CLOSING (with respect to DIVERSEY PRODUCTS) or as of the date CMI obtains the right to sell such products (with respect to the UNILEVER PRODUCTS) in the CROSS-OVER CHANNELS OF TRADE for a minimum of five (5) years following the CLOSING. However, CMI shall cease the sale of any UNILEVER PRODUCTS that are RESTRICTED PRODUCTS as of the CLOSING within six (6) months following notice from SCJ pursuant to Section 1(m) or by December 31, 2002, whichever is later; provided, however, that for five (5) years following the CLOSING CMI shall have the right to sell such UNILEVER PRODUCTS that are RESTRICTED PRODUCTS as of the CLOSING (i.e., those listed on Schedule 3(i) Part II as of the date hereof) to APPROVED CASH AND CARRY ACCOUNTS authorized by SCJ (by RESTRICTED PRODUCT by country) and so identified on Schedule 1(j)(iii) provided such UNILEVER RESTRICTED PRODUCTS (x) are in sizes no smaller than the sizes sold to such APPROVED CASH AND CARRY ACCOUNTS as of the CLOSING, (y) are not in multi–packs, and (z) are sold only in the separate section of such APPROVED CASH AND CARRY ACCOUNTS that are dedicated to professional products sold to commercial, industrial and institutional end users; provided, further, that if within such five (5) year period such conditions are not met and such account would no longer be an APPROVED CASH AND CARRY ACCOUNT, such RESTRICTED PRODUCTS shall be discontinued within six (6) months after notice from SCJ that such account is no longer an APPROVED CASH AND CARRY ACCOUNT. Notwithstanding the foregoing, and in addition to CMI’s right to sell UNILEVER PRODUCTS that are not RESTRICTED PRODUCTS, for five (5) years following the CLOSING CMI shall have the right to sell to those [**] CROSS–OVER CHANNELS OF TRADE listed on Schedule 1(j)(ii) only those certain RESTRICTED UNILEVER PRODUCTS (as determined separately for [**] by SKU and country) that are sold as of the date hereof to [**] and that are in sizes no smaller than the sizes sold to [**] as of the CLOSING; provided, however, that if there is a separate section or aisle of the [**] store dedicated to professional products sold to commercial, industrial and institutional end users, CMI shall only have a right to sell such RESTRICTED UNILEVER PRODUCTS for resale in that section or aisle of the [**] store; unless such RESTRICTED UNILEVER PRODUCTS are being sold for resale in a different section or aisle of the [**] store (as determined on a store-by-store basis) as of the date hereof, in which event CMI shall have the right to continue sales of such RESTRICTED PRODUCTS for resale in such section or aisle; provided, further, that if within such five (5) year period any such product is no longer sold in the specified location CMI shall have six (6) months thereafter in which to discontinue such product at such location. CMI shall cease the sale of DIVERSEY PRODUCTS that are RESTRICTED PRODUCTS as of the CLOSING within six (6) months of notification by SCJ that such DIVERSEY PRODUCTS constitute RESTRICTED PRODUCTS as of the CLOSING or by December 31, 2002, whichever is later. Further, in the event a DIVERSEY PRODUCT or a UNILEVER PRODUCT distributed by CMI becomes a RESTRICTED PRODUCT within five (5) years following the CLOSING, CMI shall cease the sale of such products in the CROSS-OVER CHANNELS OF TRADE within twenty four (24) months following written notification by SCJ thereof or five (5) years following the CLOSING, whichever is later. In the event that a DIVERSEY PRODUCT or a UNILEVER PRODUCT distributed by CMI becomes a RESTRICTED PRODUCT more than five (5) years following the CLOSING, CMI shall cease the sale of such products in the CROSS-OVER CHANNELS OF TRADE within twenty-four (24) months following written notification by SCJ thereof. To the extent any additional UNILEVER PRODUCTS (i.e., those not listed on Schedule 3(i) as of the date of the CLOSING) constitute RESTRICTED PRODUCTS as of the time CMI obtains the right from UNILEVER to sell such products, CMI shall not sell such RESTRICTED UNILEVER PRODUCTS outside the INDUSTRIAL CHANNELS OF TRADE. Nothing in this Section 3 shall prohibit CMI or its AFFILIATES from selling RESTRICTED PRODUCTS in the INDUSTRIAL CHANNELS OF TRADE.

4.   SUBLICENSES.

(a)  Each of the parties shall have the right to grant sublicenses of its rights under Section 3 of this Agreement to its controlled subsidiaries (for only as long as such subsidiaries remain controlled by such party), and to other companies in which such party has an equity interest which are approved by the other parties in writing as an amendment to this Agreement (such approval being granted only for so long as the shareholdings of such other companies remain the same as of the date of the approval). The following CMI non-controlled companies (with their shareholdings as of the date hereof) are deemed approved by SCJ and POLYMER as of the date hereof: Johnson Polymer Corporation.

(b)  The parties shall authorize each sublicensee to sell only in its licensed territory and shall prohibit sublicensees from soliciting sales outside its licensed territory.

(c)  The parties shall guarantee proper performance of the terms and conditions of each such sublicense by its sublicensees.

(d)  The parties acknowledge that the other parties hereto are direct third party beneficiaries of its sublicenses. The other parties hereto shall have the right, independent of the sublicensing party, to require performance by any sublicensee of all terms and conditions of the sublicense agreement and to bring all causes of action that result from breach of those terms and conditions by the sublicensee.

5.   DURATION AND TERMINATION.

(a)  This Agreement shall commence as of the effective date set forth in the first paragraph of this Agreement and continue in force for an initial term of eight (8) years from such effective date or, if the CLOSING occurs on or before June 30, 2002, then for an initial term ending eight (8) years from the date of CLOSING. If the CLOSING has occurred on or before June 30, 2002 and this Agreement has not been terminated, then the initial term shall be automatically extended at the end of the first year following CLOSING (“Extension Date”) for one additional year (i.e. to an initial term ending nine (9) years from the date of CLOSING), provided that SCJ has not given CMI or POLYMER notice of breach or default pursuant to Section 5(d) hereof on or before the Extension Date; provided further, however, that if the breaching party cures such breach or default within the cure period specified in Section 5(d), such one year extension shall come in effect retroactive to the Extension Date. If the CLOSING has occurred on or before June 30, 2002 and this Agreement has not been terminated, then the initial term shall be further extended at the end of the second year following CLOSING (“Second Extension Date”) for one additional year (i.e. to an initial term ending ten (10) years from the date of CLOSING); subject to the same provisos with respect to notices of breach and cure as applicable to the first Extension Date. Thereafter, the term of this Agreement and may be renewed by CMI or POLYMER for additional terms of two (2) years each, subject to SCJ’s prior written consent, which may be granted or withheld in SCJ’s sole discretion.

(b)  Any license, distribution, sales agency or other agreement entered into by a disclosing party and a receiving party in accordance with the provisions of Section 2 prior to a CHANGE OF CONTROL of CMI or POLYMER or HOLDCO or NEWCO shall remain in effect following such CHANGE OF CONTROL; provided, however, that for any such agreement entered into with a party that directly or indirectly undergoes a CHANGE OF CONTROL (CMI, NEWCO or HOLDCO, or POLYMER, as applicable), either party to such agreement shall have the right to terminate the agreement following such CHANGE OF CONTROL on twelve (12) months’ written notice to the other party thereto. In the event of any conflict between this Section 5(b) and the terms and conditions of any such license, distribution, sales agency or other agreement entered into in accordance with the procedures set forth in Section 2, this Section 5(b) shall control.

(c)  The licenses granted to SCJ, CMI and POLYMER pursuant to Sections 3(a), (b) and (c), respectively, shall remain in effect following a CHANGE OF CONTROL of CMI, NEWCO or HOLDCO, or POLYMER, as applicable; provided, however, that if a CHANGE OF CONTROL of CMI, NEWCO or HOLDCO takes place prior to the end of the seven (7) year period referred to in Section 3(b), CMI’s license in the CROSS-OVER CHANNELS OF TRADE shall terminate on such CHANGE OF CONTROL and CMI shall immediately cease all use of licensed technology within the CROSS-OVER CHANNELS OF TRADE for the remainder of said seven (7) year period. Following a CHANGE OF CONTROL of CMI, NEWCO or HOLDCO and/or POLYMER, the license granted to SCJ pursuant to Section 3(a) shall be expanded to include the INDUSTRIAL CHANNELS OF TRADE and/or the CHEMICAL SALES CHANNELS OF TRADE, as applicable.

(d)  If any party is in breach or default of or under any material terms of this Agreement, either or both of the non-breaching parties may terminate the license granted to the breaching party pursuant to Section 3 by giving at least thirty (30) days’ written notice to the breaching party. This notice shall describe the breach or default that is the reason for such termination. The license to the breaching party shall terminate at the end of the notice period but only as it relates to the PRODUCT CATEGORY or PRODUCT CATEGORIES affected by the breach as determined by the Licensor and not as to other PRODUCT CATEGORIES not affected by the breach, unless the breaching party cures or remedies the breach or default supporting termination within the notice period. Termination of such license as relates to a PRODUCT CATEGORY or PRODUCT CATEGORIES involved in any way in the breach, in the event of uncured breach, shall not preclude the non-breaching parties from seeking other remedies available to them as a result of such uncured breach.

(e)  If a sublicensee is in material breach or default of or under any of the terms or conditions of its sublicense agreement or this Agreement as a result of its actions or inaction, either or both of the non-breaching parties may terminate the license granted to such other party pursuant to Section 3 in the sublicensed territory by giving at least thirty (30) days’ written notice to the other party describing the breach or default that is the reason for termination of such license in the sublicensed territory. The license to such other party in the sublicensed territory shall terminate at the end of the notice period unless the other party cures or remedies (or causes its sublicensee to cure or remedy) the breach or default supporting termination to the non-breaching party’s satisfaction within the notice period; provided, however, that any dispute concerning any such alleged breach or default by a party’s sublicensee shall be resolved in accordance with the applicable dispute resolution procedure set forth in Section 15. Termination of the license under the sublicensed territory in the event of uncured breach of this Agreement or the relevant sublicense agreement as a result of such sublicensee’s actions or inaction shall not preclude the non-breaching party from seeking any other remedies available to it as a result of such uncured breach.

(f)  If CMI or POLYMER makes any assignment of assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct CMI’s or POLYMER’s business or affairs, or if it is adjudged in any legal action to be either a voluntary or involuntary bankrupt, the obligations of SCJ and the rights and privileges of CMI or POLYMER, as applicable, under this Agreement shall be deemed to have ceased and terminated immediately prior to such assignment, appointment of trustee or receiver or bankruptcy, without SCJ giving any notice or taking any legal action. This Section shall also apply to CMI’s or POLYMER’s sublicensees under this Agreement; provided, however, that this Agreement shall terminate only with respect to the sublicensed territory of any sublicensee that falls within the provisions of this Section.

(g)  Any sublicense granted by CMI or POLYMER hereunder to a controlled subsidiary shall automatically terminate in the event such sublicensee is no longer controlled by CMI or POLYMER, as applicable, unless otherwise agreed between the parties.

(h)  [Reserved]

(i)  In the event that one or more of the following events has occurred and is continuing: (i) CMI, HOLDCO, NEWCO or any subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any MATERIAL INDEBTEDNESS (as defined in the SCJ-CMI LICENSE AGREEMENT), when and as the same shall become due, subject to any applicable grace period and any waivers granted during the grace period by the applicable creditor; (ii) any event or condition occurs that results in any MATERIAL INDEBTEDNESS becoming due prior to its scheduled maturity; and (iii) any event or condition occurs that enables or permits (with or without the passage of time, the giving of notice or both, but subject to the applicable grace period and any waivers granted during the grace period by the applicable creditor) the agent or agents, creditor, lender or group of creditors or lenders under the SENIOR CREDIT AGREEMENT (as defined in the SCJ-CMI LICENSE AGREEMENT) to cause the indebtedness outstanding thereunder to become due prior to its scheduled maturity, then SCJ shall have the right to terminate, on twelve (12) months written notice, any license, distribution, sales agency or other agreement that was entered into in accordance with the provisions of Section 2 hereof prior to the occurrence of any such event.

(j)  Upon termination of a party’s license granted pursuant to Section 3:

(i)  That party shall cease all use of, and shall not thereafter use or otherwise claim or have rights in, any of the technology licensed to such party hereunder;

(ii)  All sublicenses granted by the terminated party hereunder shall terminate and the terminated party shall notify its sublicensees of such termination immediately following receipt of notice of termination of its license from the other parties hereto;

(iii)  The terminated party shall immediately notify and accordingly terminate all contract manufacturing agreements that involve use of the technology licensed hereunder;

(k)  Each of the parties acknowledge and agree that any continued use of the technology licensed to them hereunder following termination of such license in accordance with the provisions hereof shall constitute infringement of such technology and the other parties shall have the right to obtain temporary, preliminary and permanent injunctive relief against the terminated party’s and/or its sublicensees’ continued use thereof, in addition to all other remedies available to the other parties, and the terminated party shall be responsible for reimbursement to the other parties of all attorneys’ fees spent in enforcing its rights hereunder.

6.   PRODUCT REGISTRATIONS.    Each of the parties are responsible for obtaining and maintaining any federal or state product registrations required for such party to sell or permit its sublicensees to sell products covered by US, State and Foreign government registrations (e.g., products registered with the US Environmental Protection Agency and similar state and foreign agencies). All parties to this agreement agree that the other parties may cite one party’s data in order to obtain their own registrations without payment of any license or other fee. Each of CMI and SCJ understand that certain product registrations and government regulations may limit the sale or distribution of certain products to a specific channel of trade or customer type.

7.   RELATIONSHIP OF THE PARTIES.    Notwithstanding any other provision of this contract, SCJ, CMI or POLYMER shall not bind or obligate the other parties in transactions with others, nor shall anything herein be construed as authorizing SCJ, CMI or POLYMER or any of their subsidiaries to conduct their business in the name of or for the account of the other parties. In addition, neither this Agreement nor the performance of its terms shall create or be deemed to create the relationship of principal-and-agent or partners or co-adventurers between the parties hereto.

8.   DISCLAIMER; INDEMNIFICATION; INSURANCE.

(a)  SCJ, CMI, AND POLYMER EACH HEREBY DISCLAIM ALL WARRANTIES, EXPRESS AND IMPLIED, REGARDING THIS AGREEMENT AND THE TECHNOLOGY LICENSED HEREUNDER, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT AND INCLUDING ANY INFORMATION OR DATA OF ANOTHER PARTY USED BY A PARTY IN REGISTERING A PRODUCT UNDER SECTION 6.

(b)  Neither SCJ nor any of its subsidiaries will be responsible or liable with respect to any third party claims or lawsuits for damages to the extent attributable in any way to the manufacturing, storing, packaging, using, selling, advertising, distributing or transporting of products using the SCJ technology licensed hereunder, and CMI and POLYMER shall indemnify and hold harmless SCJ, its subsidiaries, officers, directors, employees and agents from any loss, claim, damage, demand, payment, lawsuit, action, recovery, judgment, cost and expense of every nature and description brought or recovered against SCJ or expended by SCJ, including without limitation, the payment of reasonable attorneys’ fees and other litigation expenses to the extent attributable in any way to the manufacturing, storing, packaging, using, selling, advertising, distributing or transporting of products using the SCJ technology licensed hereunder by CMI or

POLYMER or their sublicensees or anyone acting on behalf of them or their sublicensees or otherwise arising from the performance or non-performance by CMI or POLYMER (or their sublicensees or agents or representatives) of its obligations under this Agreement.

(c)  Throughout the term of this Agreement, SCJ, CMI and POLYMER shall each hold general liability insurance in the amount of [**] per occurrence with SCJ as an additional insured.

9.   RESERVATION OF RIGHTS.    All rights not specifically and expressly granted by SCJ, CMI or POLYMER herein are reserved by the granting party.

10.   CONSTRUCTION, ENFORCEMENT AND ASSIGNABILITY.    This Agreement and the SCJ-CMI License Agreement, the CMI-SCJ License Agreement and the SCJ-POLYMER License Agreement contain the entire understanding between the parties with respect to the subject matter hereof, and all previous agreements between SCJ, CMI and POLYMER relating to the matters contained herein in the premises are hereby superseded and replaced by this Agreement. This Agreement shall not affect in any way the respective rights of the parties to enter into other contracts or business transactions between them with respect to property, goods, services or industrial property rights outside the scope of this Agreement. The parties further agree that this Agreement and the licenses granted hereunder by SCJ are indivisible, non-severable and strictly personal to CMI and POLYMER. SCJ has entered into this Agreement on the terms and conditions set forth herein based on an expectation of personal performance by CMI and POLYMER and in reliance on the maintenance of control of CMI and POLYMER, directly or indirectly, by the EXEMPT PERSONS. As a result, the parties agree that, except with respect to the right to sublicense and use contract manufacturers as expressly permitted hereunder, neither CMI nor POLYMER shall directly or indirectly including by operation of law, assign, delegate or otherwise transfer this Agreement, in whole or in part, or any rights, privileges, duties and obligations hereunder without the prior written consent of SCJ except as a result of or in connection with an event of the type described in Section 5(f) or Section 5(i) or otherwise as required by lenders or creditors under any MATERIAL INDEBTEDNESS (as defined in the SCJ-CMI LICENSE AGREEMENT). Any attempted assignment, delegation or transfer in violation of this Section shall be null and void and of no force or effect and shall give SCJ the right to terminate this Agreement immediately on written notice to CMI and POLYMER. Neither CMI nor POLYMER shall have the right to use this Agreement or the technology licensed hereunder as collateral or other security other than pursuant to any senior secured credit agreement pursuant to which CMI, POLYMER, NEWCO, HOLDCO or any of their AFFILIATES grants a security interest in all or substantially all of their assets. The provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of Wisconsin without regard to Wisconsin’s conflict of laws provisions. The section titles used in this Agreement are for reference purposes only and are not intended to add to, or limit or in any other way, change the meaning of the language of the Agreement.

11.   NOTICES TO PARTIES.    All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

If to SCJ:

S. C. Johnson & Son, Inc.
1525 Howe Street, MS 078
Racine, WI 53403-2236
Assistant to the President
Fax: (414) 260-3687

Copy to:

General Counsel
S. C. Johnson & Son, Inc.
1525 Howe Street, MS 077
Racine, WI 53403-2236
Fax: 414-260-4253

If to CMI:

S. C. Johnson Commercial Markets, Inc.
8310 16th Street
Sturtevant, WI. 53177-0902
Attention: Vice President – Global Marketing
Fax: (414) 631-4149

Copy to:

General Counsel
S. C. Johnson Commercial Markets, Inc.
8310 16th Street
Sturtevant, WI. 53177-0902
Fax: (414) 631-4249

If to POLYMER:

Johnson Polymer, Inc.
8310 16th Street
Sturtevant, WI. 53177-0902
Attention: President & Chief Operating Officer
Fax: (414) 631-4051

Copy to:

General Counsel
S. C. Johnson Commercial Markets, Inc.
8310 16th Street
Sturtevant, WI. 53177-0902
Fax: (414) 631-4249

12.   WAIVER.    The failure of any party at any time to enforce any of the provisions of this Agreement or to exercise any right herein provided shall not be considered a waiver of such or any other provision or in any way affect the validity of this Agreement.

13.   SEVERABILITY.    It is hereby expressly agreed by all parties that no portion of this Agreement is intended to be in violation of any antitrust or other regulatory laws of the United States or of any other country which may at any time have jurisdiction over either party hereto or the Agreement itself. Should any portion of this Agreement constitute an agreement, combination, or conspiracy prohibited by any such law or be contrary to or in violation of any such law or be contrary to or in violation in any other manner of any such law, said portion shall be void and of no effect in the relevant jurisdiction(s). This Agreement shall be valid and remain in force in all other jurisdictions, and the remainder of this Agreement shall be valid and remain in force in the affected jurisdiction(s) notwithstanding the invalidity of such offending portion.

14.   COVENANT OF SECRECY.    The parties shall hold, and cause each of its officers, employees, agents, consultants, advisors, sublicensees, contract manufacturers and packers to hold, in strict confidence, all information concerning the other parties furnished to it by the other parties or its representatives pursuant to this Agreement or otherwise in the possession of that party (“Confidential Information”), unless compelled to disclose such information by judicial or administrative process or, in the opinion of counsel, by other requirements of law (in which case the receiving party shall promptly notify the disclosing party so that the disclosing party may seek a protective or other appropriate remedy); and the receiving party shall not release or disclose such Confidential Information to any other person, except its sublicensees, contract manufacturers, packers, auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be bound by the provisions of this Section 14. For purposes of this Section 14, Confidential Information does not include information that is demonstrably developed independently by the receiving party or lawfully obtained from a third party without breach by any such third party of any confidentiality obligation to the disclosing party or information which is public except as a result of wrongful disclosure by the receiving party. The receiving party agrees that any breach of this Section 14 by the receiving party or any of its officers, employees, agents, consultants, advisors, sublicensees, contract manufacturers or packers shall cause irreparable injury to the disclosing party. The disclosing party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and, further, that the receiving party shall waive any requirement for the securing or posting of any bond in connection with any such remedy.

15.   DISPUTE RESOLUTION.

(a)  Any controversy or claim arising out of or relating to this Agreement and any modifications thereof, as well as any breaches thereof (a “Dispute”), shall first be referred to the Senior R&D Officer of all parties involved in the controversy, who will clarify and attempt to resolve the Dispute to the mutual satisfaction of the parties.

(b)  In the event the party representatives are unable to settle the Dispute through negotiation (other than any Disputes relating to RESTRICTED PRODUCTS or CHANNELS OF TRADE, or any Dispute not related to the technology licensed hereunder), the Dispute shall be referred to the CEO of the party who owns the technology at issue, who will have ultimate authority to resolve the Dispute as he sees fit. In the event the Dispute or controversy is over the ownership of a technology, the party disputing the ownership shall bear the burden of proving ownership and the Dispute shall be referred to the Board of Directors of SCJ who will have ultimate authority to resolve the Dispute as it sees fit. The parties agree to be bound by the final decision of the Board of Directors and agree not to challenge such decision in court or before any other judicial or administrative body.

(c)  With respect to any other Dispute arising out of or relating to this Agreement, such dispute shall be resolved in accordance with the procedures set forth in Section 31 of the SCJ-CMI LICENSE AGREEMENT, which provisions are hereby incorporated by reference.

16.   SUBSIDIARIES AND AFFILIATES.    Reference to “SCJ”, “CMI” and “POLYMER” shall exclude their respective subsidiaries and AFFILIATES which have their principal headquarters or operation in the United States.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have signed, sealed and delivered this Agreement as of the date given in the preamble of this Agreement.

S. C. JOHNSON & SON, INC.

By:	/s/ H. FISK JOHNSON
H. Fisk Johnson Chairman

S.C. JOHNSON COMMERCIAL MARKETS, INC.

By:	/s/ MICHAEL J. BAILEY
Michael J. Bailey Senior VP and CFO

JOHNSON POLYMER, INC.

By:	/s/ MICHAEL J. BAILEY
Michael J. Bailey Senior Vice President and Chief Financial Officer

State of New York                          )
County of New York                       ) ss.
United States of North America     )

Personally came before me, this 3rd day of May, 2002, Michael J. Bailey,                      , and,                      ,                 , of S.C. JOHNSON COMMERCIAL MARKETS, INC., whom I know to be the persons who executed the preceding document, and whom I know to be the Senior Vice President and the Chief Financial Officer of said corporation, and I certify that they executed the preceding document as said executives of the corporation, in accordance with the laws of the same.

/s/ YAHAYRA REYES Notary Public, State of New York My commission	YAHAYRA REYES NOTARY PUBLIC, State of New York No: 01RE6068711 Qualified in Westchester County Commission Expires January 14, 2006

State of New York                          )
County of New York                       ) ss.
United States of North America     )

Personally came before me, this 3rd day of May, 2002, Michael J. Bailey,                         , and                          ,                              , of JOHNSON POLYMER, INC., whom I know to be the persons who executed the preceding document, and whom I know to be the Chief Financial Officer and the Senior Vice President of said corporation, and I certify that they executed the preceding document as said executives of the corporation, in accordance with the laws of the same.

/s/ YAHAYRA REYES Notary Public, State of New York My commission	YAHAYRA REYES NOTARY PUBLIC, State of New York No: 01RE6068711 Qualified in Westchester County Commission Expires January 14, 2006